UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 18, 2021

THOR Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-9235 (Commission File Number)	93-0768752 (IRS Employer Identification No.)

601 East Beardsley Avenue, Elkhart, Indiana (Address of Principal Executive Offices)	46514-3305 (Zip Code)

Registrant’s telephone number, including area code: (574) 970-7460

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par value $.10 Per Share)	THO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On June 18, 2021, Thor Industries, Inc. (the “Company”) entered into employment agreements (the “Agreements” and each, an “Agreement”) with Robert W. Martin, President and Chief Executive Officer, Colleen Zuhl, Senior Vice President and Chief Financial Officer, Todd Woelfer, Senior Vice President, General Counsel and Corporate Secretary, and Kenneth D. Julian, Senior Vice President of Administration and Human Resources.  Each Agreement has an initial term expiring on December 31, 2022 and shall automatically renew for successive one-year terms thereafter until terminated in accordance with its terms.

     Pursuant to the Agreements, the executive is entitled to receive compensation and benefits established annually by the Board of Directors, reimbursement of reasonable business expenses, and participation in health insurance, retirement, disability insurance and other benefit programs provided to senior executives of the Company, subject to meeting eligibility requirements.

    The Agreements provide for certain non-competition, non-solicitation, non-disparagement, and confidentiality undertakings.  If an executive’s employment is terminated by the  Company in connection with a nonrenewal or without cause (as defined in the Agreement), or for reasons other than cause, death, or disability, or is terminated by the executive for good reason (as defined in  the Agreement), the executive would generally be entitled to certain severance benefits, including (i)  payment of earned, but unpaid, compensation and benefits owing to the executive through and including the termination date, (ii) an amount equal to the total cash compensation (base salary and cash incentive compensation) paid to the executive during the prior two fiscal years of executive’s employment in his or her current position, (iii) a fully vested share award equal to the share awards granted to the executive during the last two fiscal years of executive’s employment in his or her current position, (iv) payment of COBRA premiums for up to 24 months following termination, and (v) up to 12 months of outplacement services. If the executive’s employment is terminated by the Company without cause or by the executive for good reason within 24 months after a change in control (as defined in the Agreement), the executive would be entitled to the benefits described in clauses (ii), (iii) and (iv) for periods of three fiscal years or 36 months, as applicable, rather than the two fiscal years or 24 months specified in those clauses. The Agreements also specify treatment of equity awards under relevant termination scenarios.

     The foregoing summary of the Agreements does not purport to be complete and is qualified in its entirety by reference to the form of the Agreements, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the period ended July 31, 2021.

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Item 9.01Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number		Description

104		Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THOR Industries, Inc.

Date:	June 24, 2021	By:	/s/ W. Todd Woelfer
		Name:	W. Todd Woelfer
		Title:	Senior Vice President, General Counsel and Secretary